Exhibit 11(b)

SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C.ss.1350, the undersigned officers of The Southern Africa Fund, Inc. ("registrant"), hereby certify that, based on our knowledge, the registrant's Report on Form N-CSR for the period ended May 31, 2004 (the "Report") fully complies with the requirements of ss. 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: July 15, 2004

/s/ Hendrik du Toit
Hendrik du Toit
President



Date: July 15, 2004

/s/ Kim McFarland
Kim McFarland
Chief Financial Officer


This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not filed as part of the Report or as a separate disclosure document.